Exhibit 5.1

February 27, 2014

Kemper Corporation

One East Wacker Drive

Chicago, Illinois 60601

Re:	Kemper Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Kemper Corporation, a Delaware corporation (the “Company”), in connection with the public offering by the Company of $150,000,000 aggregate principal amount of the Company’s 7.375% Subordinated Debentures due 2054 (the “Securities”) to be issued under the Indenture, dated as of February 27, 2014 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of February 27, 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. On February 20, 2014, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(i)	the registration statement on Form S-3 (File No. 333-194032) of the Company relating to debt and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on February 19, 2014 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

Kemper Corporation

February 27, 2014

(ii)	an executed copy of the Underwriting Agreement;

(iii)	the executed global certificate evidencing the Securities registered in the name of Cede & Co. (the “Note Certificate”) in the form delivered by the Company to the Trustee for authentication and delivery;

(iv)	an executed copy of the Base Indenture;

(v)	an executed copy of the Supplemental Indenture;

(vi)	a copy of the Company’s certificate of incorporation, certified by the Secretary of State of the State of Delaware and certified by the Secretary of the Company;

(vii)	a copy of the Company’s bylaws, as amended and in effect as of the date hereof, certified by the Secretary of the Company;

(viii)	copies of certain resolutions of the Board of Directors of the Company, adopted on May 1, 2013 and July 31, 2013, and certain resolutions of the Executive Committee thereof, adopted on February 19, 2014, and the certificate of Frank J. Sodaro, Senior Vice President and Chief Financial Officer of the Company, dated February 20, 2014, certified by the Secretary of the Company; and

(ix)	a copy of a certificate, dated February 24, 2014, and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Kemper Corporation

February 27, 2014

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Indenture, and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinion herein stated.

The Base Indenture, the Supplemental Indenture and the Note Certificate are referred to herein collectively as the “Transaction Agreements.”

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificate will constitute the valid and binding obligation of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms under the laws of the State of New York.

The opinion stated herein is subject to the following qualifications:

(a) the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

Kemper Corporation

February 27, 2014

(d) we have assumed that the Trustee’s certificate of authentication of the Notes Certificate will have been manually signed by one of the Trustee’s authorized officers;

(e) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations; and

(f) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinion we have assumed that neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations under each of the Transaction Agreements: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject or (iv) requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP